UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2010
GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 224-7200
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-99.1

Introductory Note
     On October 14, 2010, Man Group plc (“Man”) completed its acquisition of GLG Partners, Inc., a Delaware corporation (the “Company”), through two concurrent transactions: a cash merger under an Agreement and Plan of Merger dated as of May 17, 2010, as amended (the “Merger Agreement”), among Man, Escalator Sub 1 Inc. (“Merger Sub”) and the Company pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Man; and a share exchange under a Share Exchange Agreement dated as of May 17, 2010 (the “Share Exchange Agreement”) among Man and Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities, and two limited partnerships that held shares for the benefit of key personnel who are participants in the Company’s equity participation plans and their permitted transferees (collectively, the “Selling Stockholders”).
     At the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than the following, all of which were cancelled: (i) shares owned by the Company as treasury stock or owned by Man, Merger Sub or certain subsidiaries of the Company, (ii) shares held by dissenting stockholders (of which there were none), (iii) restricted shares issued under the Company’s stock and incentive plans, and (iv) awards under the Company’s stock and incentive plans representing a right to receive shares of common stock of the Company) was automatically converted into the right to receive $4.50 in cash, without interest (the “Merger Consideration”), at which time all such shares of Company common stock ceased to be outstanding and were automatically cancelled.
     Under the Share Exchange Agreement, the Selling Stockholders exchanged all of their shares of the Company’s common stock (subject to certain exceptions), including shares of common stock issued upon exchange of exchangeable Ordinary Class B Shares of the Company’s FA Sub 2 Limited subsidiary (which also resulted in the associated Series A voting preferred stock being automatically redeemed), for ordinary shares of Man at an exchange ratio of 1.0856 ordinary shares of Man per share of the Company’s common stock exchanged by the Selling Stockholders.
Item 1.01. Entry into a Material Definitive Agreement.
     The Company and The Bank of New York Mellon, as trustee (the “Trustee”), are parties to an Indenture, dated as of May 15, 2009 (the “Indenture”), relating to the Company’s $228,500,000 aggregate outstanding principal amount of 5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014 (the “Notes”). On October 14, 2010, the Company and the Trustee entered into a supplemental indenture (the “First Supplemental Indenture”) to amend the Indenture to adjust the Company’s conversion obligation with respect to the Notes. As a result of the Merger, the Notes are no longer convertible into shares of Company common stock. Instead, as set forth in the First Supplemental Indenture, the Company’s conversion obligation with respect to Notes that are converted at any time after the effective date of the Merger until the business day immediately preceding the maturity date is fixed at an amount in cash equal to $4.50 per share multiplied by the applicable conversion rate for each $1,000 principal amount of Notes, without interest.

     The above descriptions of certain terms and conditions of the First Supplemental Indenture are qualified in their entirety by reference to the full text of the First Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     Pursuant to the terms of the Indenture, consummation of the Merger on October 14, 2010 constituted a “change of control” and a “designated event”. Accordingly, as previously disclosed to holders of the Notes in a Notice of Expected Change of Control and Designated Event, the terms and conditions of the Indenture (as amended) and the Notes provide that the Notes may be converted into the right to receive cash based on the Merger Consideration and, in addition, the holders of the Notes are entitled to receive a make-whole premium if they convert their Notes on or prior to a date to be determined by the Company (the “Designated Event Repurchase Date”), which is expected to be on or about November 19, 2010. Through the Designated Event Repurchase Date, each $1,000 principal amount of Notes is convertible into $1,301.42 in cash, which is equal to the conversion rate of 268.8172 shares of common stock of the Company per $1,000 principal amount of the Notes plus the make-whole premium, which is 20.3869 additional shares of common stock of the Company, multiplied by the Merger Consideration of $4.50 per share. After the Designated Event Repurchase Date, each $1,000 principal amount of Notes will be convertible into $1,209.68 in cash, which equals $4.50 per share multiplied by the applicable conversion rate for each $1,000 principal amount of Notes, and holders exercising their conversion right will no longer be entitled to receive the make-whole premium.
     As a result of the change of control and designated event described above, holders of Notes have the right to require the Company to repurchase all of their Notes, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on the Designated Event Repurchase Date at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest from November 15, 2010 to, but excluding, the Designated Event Repurchase Date. Additional information about the rights of the holders of the Notes in connection with the Merger will be provided to holders of the Notes later.
     On October 14, 2010, the Company paid approximately $582.3 million in prepayment of all amounts (principal, interest and fees and expenses) outstanding under the Credit Agreement,

dated as of October 30, 2007 (the “Credit Agreement”), as amended, by and among the Company, its FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited subsidiaries, Citigroup Global Markets Inc., as book manager and arranger, Citicorp USA, Inc., as administrative agent, and the other lenders party thereto. The payment included approximately $296.1 million of principal and interest, including capitalized interest, that was repaid to a consolidated subsidiary of the Company which acquired the loans under the Credit Agreement in May 2009. In connection with the prepayment, the parties agreed to terminate the Credit Agreement, as well as other related debt and security documents and to release the security interests associated therewith. The consummation of the Merger constituted a “Change of Control” under the Credit Agreement and would have resulted in an event of default had the Company not prepaid all amounts outstanding under the Credit Agreement.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 14, 2010, the Company notified the New York Stock Exchange, Inc. (the “NYSE”) of the effectiveness of the Merger and the consummation of the share exchange. In connection therewith, the Company informed the NYSE that each outstanding share of common stock of the Company (other than the following, all of which were cancelled: (i) shares owned by the Company as treasury stock or owned by Man, Merger Sub or certain subsidiaries of the Company, (ii) shares held by dissenting stockholders (of which there we none), (iii) restricted shares issued under the Company’s stock and incentive plans, and (iv) awards under the Company’s stock and incentive plans representing a right to receive shares of common stock of the Company) was automatically converted into the right to receive the Merger Consideration, and requested that the NYSE suspend trading of the common stock of the Company, the public warrants representing the right to purchase one share of the common stock of the Company at an exercise price of $7.50 per share (the “Public Warrants”) and the units, each comprising one share of common stock of the Company and one Public Warrant (the “Units”), effective as of the opening of trading on October 14, 2010 and the NYSE filed with the U.S. Securities and Exchange Commission (the “SEC”) applications on Form 25 to report that shares of the Company’s common stock, the Public Warrants and the Units are no longer listed on the NYSE. As a result, the last day of trading of the Company’s common stock, the Public Warrants and the Units was on October 13, 2010. The Company intends to file a Form 15 with the SEC on or about October 25, 2010 to suspend its duty to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to deregister its common stock under Section 12(g) of the Exchange Act.
Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than the following, all of which were cancelled: (i) shares owned by the Company as treasury stock or owned by Man, Merger Sub or certain subsidiaries of the Company, (ii) shares held by dissenting stockholders (of which there we none), (iii) restricted shares issued under the Company’s stock and incentive plans, and (iv) awards under the Company’s stock and incentive plans representing a right to receive shares of common stock of the Company) was converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration).
     Immediately prior to the effective time of the Merger, each issued and outstanding share of restricted common stock of the Company issued under the Company’s stock and incentive plans was converted into the right to receive the Merger Consideration, the receipt of which was (except in the case of restricted shares held by the Company’s non-employee directors) subject to the same vesting terms and conditions and other rights and restrictions that were applicable to such shares of restricted common stock prior to the effective time, except in cases where the acceleration of the vesting of such cash awards to the effective time of the Merger, in an amount sufficient to pay the income tax and/or employee national insurance contributions, was necessary for liability that arose as a result of the Merger for U.K. employees.
     Immediately prior to the effective time of the Merger, all outstanding restricted stock awards held by the Company’s non-employee directors were converted into the right to receive the Merger Consideration and the vesting of such restricted stock awards was accelerated to the effective time of the Merger.
     At the effective time of the Merger, each outstanding award under the Company’s stock and incentive plans representing a right to receive shares of common stock of the Company (other than shares of restricted common stock) was adjusted to represent the right to receive ordinary shares of Man, in an amount equal to the number of shares underlying such stock rights multiplied by 1.0856 (the exchange ratio set forth in the Share Exchange Agreement), subject to the same vesting terms and conditions and other rights and restrictions that were applicable prior to the effective time of the Merger.
     The Company launched a warrant tender offer which expired on October 14, 2010, as described in the Company’s Tender Offer Statement on Schedule TO, as amended, filed with the SEC on September 24, 2010 (the “Warrant Tender Offer”). In the Warrant Tender Offer, the Company offered to purchase all 32,984,674 of the Company’s outstanding public warrants, all 12,000,003 of the Company’s outstanding founders warrants, all 4,500,000 of the Company’s outstanding sponsors warrants and all 5,000,000 of the Company’s outstanding co-investment warrants, at a purchase price of $0.129 per warrant, in cash, without interest (each of the warrants representing the right to purchase one share of the Company’s common stock, par value $0.0001 per share, at an exercise price of $7.50 per share).
     On October 14, 2010, the Company announced that of the 54,484,677 total warrants outstanding prior to the Warrant Tender Offer, 52,351,140 warrants representing approximately 96% of the total outstanding warrants were tendered in the Warrant Tender Offer and the Company accepted for purchase all tendered warrants for an aggregate purchase price of $6,753,297. Following completion of the tender offer, the Company has a total of 2,133,537 warrants still outstanding.
     Warrant holders who chose not to tender will not receive cash for their warrants. Pursuant to the terms of the warrants, following completion of the Merger, holders of warrants that remain outstanding are entitled, subject to the other terms and conditions thereof, to exercise their warrants at an exercise price of $7.50 per warrant, but will only have the right to receive upon such exercise an amount equal to $4.50 per warrant, thereby incurring a loss of $3.00 per warrant. Accordingly, the warrants are permanently out-of-the-money and have no economic value following the Merger.
     The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” and “Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
     As described in the Introductory Note above, on October 14, 2010 as a result of the share exchange and the Merger, the Company became a wholly owned subsidiary of Man.
     Man funded the Merger Consideration payable to the Company’s stockholders pursuant to the terms of the Merger Agreement and the fees and expenses associated with the Merger and related transactions from Man’s existing cash resources.
     The information set forth under the heading “Introductory Note” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a result of the Merger and share exchange and pursuant to the terms of the Merger Agreement, the directors of Merger Sub, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Peter Clarke, Alicia Derrah, Orly Lax and John Rowsell, became the directors of the Company as of the effective time of the Merger. Ian G.H. Ashken, Martin E. Franklin, James N. Hauslein and William P. Lauder ceased to be directors of the Company as of the effective time.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the terms of the Merger Agreement, on October 14, 2010, the certificate of incorporation of the Company was amended at the effective time of the Merger (the “Amended Charter”). Under the Amended Charter, the number of authorized shares the Company may issue was reduced from 1,150,000,000 shares, of which 1,000,000,000 shares were shares of common stock and 150,000,000 shares were shares of preferred stock, each of the par value $0.0001, to 1,000 shares of common stock, par value $0.01. In addition, under the Amended Charter, the Company elected not to be governed by Section 203 of the Delaware General Corporation Law. The description of the Amended Charter is qualified in its entirety by reference to the full text of the Amended Charter, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     Pursuant to the terms of the Merger Agreement, on October 14, 2010, bylaws of the Company were amended at the effective time of the Merger (the “Amended Bylaws”). The

Amended Bylaws removed provisions, such as a mechanism for stockholders to nominate directors and propose matters to be brought before an annual meeting, which the Company had included as a NYSE-listed public company. The Amended Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     At the Special Meeting of Stockholders of the Company held on October 12, 2010, the following proposals were voted on and approved:
(1) To consider and vote on a proposal to adopt the Merger Agreement to approve the Merger.
Vote of the holders of the Common Stock and the holders of the Series A Voting Preferred Stock voting together as a single class.

For	Against	Abstain	Broker Non-Votes
255,269,216	36,057	1,077	n/a
Vote of the holders of the Common Stock, other than the Selling Stockholders, Man and its affiliates, the Company and its affiliates (other than directors on the special committee) and employees of the Company, voting together as a single class.

For	Against	Abstain	Broker Non-Votes
93,890,279	29,557	1,077	n/a
(2) To approve an adjournment of the Special Meeting of Stockholders, if necessary, to permit further solicitation and vote of proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger and to approve and adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
253,515,087	1,782,686	8,577	n/a
Item 8.01. Other Events.
     The information set forth under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.
     Man issued a press release dated October 14, 2010 announcing the completion of the Merger and share exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of GLG Partners, Inc., effective as of October 14, 2010

3.2	Amended and Restated Bylaws of GLG Partners, Inc., effective as of October 14, 2010

4.1	First Supplemental Indenture, dated as of October 14, 2010, between GLG Partners, Inc. and The Bank of New York Mellon, as trustee

99.1	Press Release of Man dated October 14, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
Date: October 18, 2010	By:	/s/ Noam Gottesman
Noam Gottesman
Chairman of the Board and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of GLG Partners, Inc., effective as of October 14, 2010

3.2	Amended and Restated Bylaws of GLG Partners, Inc., effective as of October 14, 2010

4.1	First Supplemental Indenture, dated as of October 14, 2010, between GLG Partners, Inc. and The Bank of New York Mellon, as trustee

99.1	Press Release of Man dated October 14, 2010